UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2013

Resource Capital Corp.
(Exact name of registrant as specified in its chapter)

Maryland	1-32733	20-2287134
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

712 Fifth Avenue, 12th Floor New York, NY		10019
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: 212-506-3899

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry Into a Material Definitive Agreement.

On December 17, 2013, Resource Capital Corp. (the “Company”) entered into an 8.50% Series A Cumulative Redeemable Preferred Stock At-the-Market Issuance Sales Agreement (the “Series A Sales Agreement”) with Resource Capital Manager, Inc. (the “Manager”) and MLV & Co. LLC (“MLV”) to sell up to 600,000 shares of its 8.50% Series A Cumulative Redeemable Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), from time to time through an “at the market” equity offering program under which MLV will act as sales agent. Also on December 17, 2013, the Company entered into an 8.25% Series B Cumulative Redeemable Preferred Stock At-the-Market Issuance Sales Agreement (the “Series B Sales Agreement”, and together with the Series A Sales Agreement, the “Sales Agreements”) with the Manager and MLV to sell up to 1,400,000 shares of its 8.25% Series B Cumulative Redeemable Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”, and together with the Series A Preferred Stock, the “Preferred Stock”), from time to time through an “at the market” equity offering program under which MLV will act as sales agent.

Pursuant to the Sales Agreements, the Series A Preferred Stock and Series B Preferred Stock may be offered and sold through MLV in transactions that are deemed to be “at the market” offerings as defined in Rule 415 of the Securities Act of 1933, as amended, including sales made directly on the New York Stock Exchange, as well as in privately negotiated transactions. Each Sales Agreement provides that MLV, when MLV is acting as the Company’s agent, will be entitled to compensation of up to 2.00% of the gross sales price of the Preferred Stock sold through MLV from time to time under each Sales Agreement. The Company may also sell shares of Preferred Stock to MLV as principal for its own account at a price agreed upon at the time of sale. The Company has no obligation to sell any of Preferred Stock under either Sales Agreement, and may at any time suspend solicitation and offers under each Sales Agreement. Copies of the Series A Sales Agreement and the Series B Sales Agreement are attached as Exhibit 1.1 and 1.2, respectively, to this Current Report and are incorporated by reference herein.

The Preferred Stock will be issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-187390). The Company filed a prospectus supplement dated December 17, 2013 with the Securities and Exchange Commission in connection with the offer and sale of the Series A Preferred Stock, and filed a prospectus supplement dated December 17, 2013 with the Securities and Exchange Commission in connection with the offer and sale of the Series B Preferred Stock.

MLV and its affiliates have provided, and may in the future provide, various investment banking and advisory services to the Company from time to time for which they have received, and may in the future receive, customary fees and expenses.

On December 17, 2013, Foley & Lardner LLP and Ledgewood, P.C. rendered their opinions as to the validity of the Preferred Stock to be issued and sold from time to time pursuant to the Sales Agreement and a tax opinion, copies of which are filed as Exhibits 5.1 and 5.2, and Exhibits and 8.1 and 8.2 hereto, respectively, which opinions are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)     Exhibits

Exhibit Number	Description
1.1
8.50% Series A Cumulative Redeemable Preferred Stock At-The-Market Issuance Sales Agreement dated December 17, 2013, by and among Resource Capital Corp., Resource Capital Manager, Inc. and MLV & Co. LLC.

1.2
8.25% Series B Cumulative Redeemable Preferred Stock At-The-Market Issuance Sales Agreement dated December 17, 2013, by and among Resource Capital Corp., Resource Capital Manager, Inc. and MLV & Co. LLC.

5.1	Opinion of Foley & Lardner LLP with respect to validity of the Series A Preferred Stock.

5.2	Opinion of Foley & Lardner LLP with respect to validity of the Series B Preferred Stock.

8.1	Opinion of Ledgewood, P.C. with respect to tax matters for the offering of the Series A Preferred Stock.

8.2	Opinion ofLedgewood, P.C. with respect to tax matters for the offering of the Series B Preferred Stock.

12.1	Statement Regarding Computation of Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends. (1)

(1) Previously filed as Exhibit 12.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Resource Capital Corp.

Dated: December 17, 2013	By: /s/ David J. Bryant
David J. Bryant
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
1.1
8.50% Series A Cumulative Redeemable Preferred Stock At-The-Market Issuance Sales Agreement dated December 17, 2013, by and among Resource Capital Corp., Resource Capital Manager, Inc. and MLV & Co. LLC.

1.2
8.25% Series B Cumulative Redeemable Preferred Stock At-The-Market Issuance Sales Agreement dated December 17, 2013, by and among Resource Capital Corp., Resource Capital Manager, Inc. and MLV & Co. LLC.

5.1	Opinion of Foley & Lardner LLP with respect to validity of the Series A Preferred Stock.

5.2	Opinion of Foley & Lardner LLP with respect to validity of the Series B Preferred Stock.

8.1	Opinion of Ledgewood, P.C. with respect to tax matters for the offering of the Series A Preferred Stock.

8.2	Opinion of Ledgewood, P.C. with respect to tax matters for the offering of the Series B Preferred Stock.

12.1	Statement Regarding Computation of Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends. (1)

(1)	Previously filed as Exhibit 12.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013.